Weaver and Tidwell, L.L.P. CPAs AND ADVISORS I WEAVER.COM
2821 West 7th Street, Suite 700
Fort Worth, Texas 76107
817-332-7905
Consent of Independent Registered Public Accounting Firm
We hereby consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form
N-1A of Concorde Funds, Inc. and to the use of our report dated November 26, 2025 on the statement of assets and liabilities and schedules of investments in securities and written options, as of September 30, 2025, the related statement of operations for the year ended September 30, 2025, the statement of changes in net assets for each of the two years in the period ended September 30, 2025 including the related notes and the financial highlights for each of the two years in the period ended September 30, 2025 (collectively referred to as the financial statements) of Concorde
Wealth Management fund, a series of Concorde Funds, Inc. Such financial statements appear in the 2025 Annual
Report to Shareholders which is incorporated by reference into the Statement of Additional Information.
/s/ WEAVER AND TIDWELL, L.L.P.
WEAVER AND TIDWELL, L.L.P.
Fort Worth, Texas
January 28, 2026